SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 2, 2010 (January 29, 2010)

GENSPERA, INC.
(Exact name of registrant as specified in Charter)

Delaware	0001421204	20-0438951
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

2511 N Loop 1604 W, Suite 204
San Antonio, TX 78258
 (Address of Principal Executive Offices)

210-479-8112
 (Issuer Telephone number)

9901 IH 10 West, Suite 800
San Antonio, TX 78230
(Former Address of Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 29, 2010, GenSpera, Inc. (“Company”) amended its non-executive board compensation policy (“Policy”).  Pursuant to the terms of the Policy, non-employee directors will be entitled to the following compensation for service on the Company’s board of directors (“Board”):

Inducement/First Year Grant. Upon joining the Board, individual will receive options to purchase 50,000 shares of the Company’s common stock.  The options shall vest as follows:  (i) 25,000 immediately upon appointment to the Board; and (ii) 25,000 vesting quarterly over the following 12 months.

Annual Grant. Subject to shareholder rights to elect any individual director, starting on the first year anniversary of service, and each subsequent anniversary thereafter, each eligible director will be granted options to purchase 25,000 shares of common stock.  The Annual Grants will vest quarterly during the grant year.

Committee and Committee Chairperson Grant. Each director will receive options to purchase an additional 4,000 shares of common stock for each committee on which he or she serves. Chairpersons of each committee will receive options to purchase an additional 1,000 share common stock.  The Committee Grants will vest quarterly during the grant year.

Special Committee Grants.   From time to time, individual directors may be requested by the Board to provide extraordinary services.  These services may include such items as the negotiation of key contracts, assistance with scientific issues, or such other items as the Board deems necessary and in the best interest of the Company and its shareholders.  In such instances, the Board shall have the flexibility to issue special committee grants.   The amount of such grants will vary commensurate with the function and tasks of the special committee.

Exercise Price and Term.  All options issued pursuant to the Policy will have an exercise price equal to the fair market value of the Company’s common stock at close of market on the grant date.  The term of the options shall be for a period of 5 years from the grant date.

Item 7.01	Regulation FD Disclosure.

On February 2, 2010, the Company announced that its patent application entitled “Tumor Activated Prodrugs” had been issued by the United States Patent and Trademark Office as US Patent 7,635,682.  The patent covers the composition and potential uses of G-115, the Company’s second anti-cancer drug in development.  A copy of the press release is attached to this report as Exhibit 99.01.

The information contained in this Item 7.01 and exhibit 99.01 attached hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information or such exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information set forth in this Item 7.01 or Exhibit 99.01 shall not be deemed an admission as to the materiality of any information contained herein that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 8.01	Other Events.

On January 29, 2010, the Board made the following appointments to the Company’s: (i) Audit Committee, (ii) Nominating and Corporate Governance Committee, and (iii) Leadership Development and Compensation Committee:

Audit Committee:

Scott V. Ogilvie (Chairman)
John M. Farah, Jr. Ph.D.

Leadership Development and Compensation Committee:

John M. Farah, Jr, Ph.D.  (Chairman)
Scott V. Ogilvie

Nominating and Corporate Governance Committee:

John M. Farah, Jr, Ph.D.  (Chairman)
Scott V. Ogilvie

In making the appointments, the Board determined that Messrs. Ogilvie and Farah are both independent pursuant to Rule 10A-3(e)(1)(ii) of the Exchange Act.  The Board also determined the Mr. Ogilvie qualifies as an audit committee financial expert pursuant to Items 407(d)(5)(ii) and (iii) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 2, 2010

GenSpera, Inc.

By:	/s/ Craig Dionne
Craig Dionne Chief Executive Officer

INDEX OF EXHIBITS

Incorporated by Reference
Exhibit No.	Description	Filed Herewith	Form	Exhibit No.	File No.	Filing Date
99.01	Press Release dated February 2, 2010	*